EXHIBIT 99.1

              Court Rules in Favor of Diomed on Marked EVLT Sheath
                  Dismisses AngioDynamics' Declaratory Judgment

ANDOVER, MA, September 11, 2006, --- Diomed Holdings, Inc. (AMEX: DIO - News), a leading developer and marketer of minimally invasive medical technologies, including its patented EndoVenous Laser Treatment (EVLT(R)) for varicose veins, today announced that US District Court of Delaware has granted Diomed's motion to dismiss and denied AngioDynamics' motion to amend its complaint seeking to declare the claims of Diomed's two "marked sheath" patents invalid, non-infringed and unenforceable.

On January 3, 2006, AngioDynamics filed a lawsuit against Diomed in the U.S. District Court for the District of Delaware, seeking a declaratory judgment with respect to the claims of Diomed, Inc.'s U.S. Patent Number 6,981,971 (the "971 Patent"). The `971 Patent relates to an introducer sheath/optical fiber arrangement for use in the endovascular laser treatment of varicose veins. The patent was issued on January 3, 2006, the day on which AngioDynamics filed the lawsuit.

On January 17, 2006, AngioDynamics filed an Amended Complaint seeking a declaratory judgment with respect to Diomed, Inc.'s U.S. Patent Number 6,986,766 (the "766 Patent"), as well. The `766 Patent relates to methods of using an introducer sheath/optical fiber arrangement in the endovascular laser treatment of varicose veins. On January 31, 2006, Diomed moved to dismiss AngioDynamics' lawsuit based on lack of jurisdiction and a number of other deficiencies in AngioDynamics' complaint.

"Although this case does not involve our primary `777 EVLT(R) patent, we are extremely pleased with the court's decision to dismiss AngioDynamics' case," stated James A. Wylie, Jr., President and Chief Executive Officer of Diomed Holdings, Inc.

The issues raised in AngioDynamics' Delaware declaratory judgment suit are unrelated to the `777 Patent litigation, which is currently pending and expected to proceed to trial for infringement. In that case, U.S. District Judge Nathaniel M. Gorton recently ruled that Diomed's U.S. Patent No. 6,398,777 is both valid and enforceable.

About Diomed
Diomed develops and commercializes minimal and micro-invasive medical procedures that use its proprietary laser technologies and disposable products. Diomed's EVLT(R) laser vein ablation procedure is used in varicose vein treatments. Diomed also provides photodynamic therapy (PDT) for use in cancer treatments, and dental and general surgical applications. The EVLT(R) procedure and the Company's related products were cleared by the United States FDA in January of 2002. Along with lasers and single-use procedure kits for its EVLT(R) laser vein treatment, the Company provides its customers with state of the art physician training and practice development support. Additional information is available on the Company's website: www.evlt.com.

EVLT(R) is a registered trademark of Diomed Inc., Andover, MA.

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Safe Harbor
Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: Statements in this news release looking forward in time involve risks and uncertainties, including the risks associated with trends in the products markets, reliance on third party distributors in various countries outside the United States, reoccurring orders under OEM contracts, market acceptance risks, technical development risks and other risk factors. These statements relate to our future plans, objectives, expectations and intentions. These statements may be identified by the use of words such as "may," "will," "should," "potential," "expects," "anticipates," "intends," "plans," "believes" and similar expressions. These statements are based on our current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties. Our actual results could differ materially from those discussed in these statements. Our Annual Report on Form SEC 10-KSB/A (the "Annual Report") contains a discussion of certain of the risks and uncertainties that affect our business. We refer you to the "Risk Factors" on pages 23 through 38 of the Annual Report for a discussion of certain risks, including those relating to our business as a medical device company without a significant operating record and with operating losses, our risks relating to our commercialization of our current and future products and applications and risks relating to our common stock and its market value. Diomed disclaims any obligation or duty to update or correct any of its forward-looking statements.

For more information contact:
Christopher J. Geberth, VP Finance          Carney Duntsch
Diomed Holdings, Inc.                       Burns McClellan, Investor Relations
Phone: 866-4DIOMED                          Phone: 212-213-0006
email: cgeberth@diomedinc.com               email: cduntsch@burnsmc.com
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